Exhibit 10.3

                           EXCLUSIVE LICENSE AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into as of 2 May 2007 ("Effective Date"), by and between MOTORSPORTS EMPORIUM INC. ("MSEM"), a Nevada corporation, located at 7525 E William Dr., Suite B, Scottsdale, AZ 85255 and AXIA GROUP, INC., a Nevada corporation, located at 5520 Wellesley St., Suite 109, La Mesa, CA 91942 ("AXIA").

                                   WITNESSETH:

     In consideration of the mutual covenants and conditions herein contained, the sufficiency and receipt of which are hereby acknowledged and intending to be legally bound hereby, MSEM and AXIA mutually agree as follows:

1. DEFINITIONS.

"Certified   Performance"  shall  mean  the  minimum  product   manufacture  and
performance specifications to be agreed between AXIA and MSEM to be added as Exhibit A to this Agreement when completed.

"Commencement Date" shall mean that first date that the initial Certified Performance standards, the Technology pricing, Technology delivery terms and any other Technology parameters specified under this Agreement shall be established and agreed to between the parties in writing.

"Confidential Information" shall mean any and all information or portion thereof disclosed to or otherwise acquired or observed by Receiving Party either directly or indirectly from the Disclosing Party, including but not limited to inventions, improvements, copyrights, copyrightable materials enhancements, modifications, discoveries, claims, formulae, processes, apparatuses, research, development, Patents, Technical Information, Intellectual Property, know-how, trade secrets, knowledge, designs, drawings, specifications, concepts, data, reports, methods, documentation, methodology, pricing, marketing plans, customer lists, salaries or business affairs, and any other information or knowledge owned or developed by the Disclosing Party, except for information which the Receiving Party can demonstrate: (i) was at the time of disclosure to Receiving Party part of the public domain or thereafter becomes part of the public domain through no act or omission by Receiving Party; (ii) was lawfully in Receiving Party's possession as shown in written records prior to disclosure by the Disclosing Party and without obligation of confidentiality; (iii) was independently developed by Receiving Party without any breach of this Agreement or, in the case of AXIA, was independently developed without the use or benefit of the Technology or Intellectual Property of MSEM; or (iv) was lawfully received by the Receiving Party after disclosure from a third party without

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obligation of  confidentiality  and without  violation by said third party of an obligation of confidentiality to another party.

"Customers" shall mean any party to whom AXIA markets, distributes or sells the Technology or services related to the Technology.

"Demonstration Systems" shall mean Technology sold by AXIA for promotional purposes, where MSEM and AXIA agree in advance that the sale is for the purpose of demonstrating the technology and reliability of the system for a Customer.

"Disclosing Party" shall mean the party which is disclosing Confidential Information to the other party.

"Intellectual Property" shall mean any copyrightable or copyrighted materials (including software, specifications and manuals), Patents and/or Technical Information which is embedded in, incorporated into or are used in the creation of or in conjunction with the Technology.

"Plant" shall mean a complete operational manufacturing system based on the Technology.

"Patents" shall mean all current and future patent or patent application in any country in the Territory owned by or licensed to MSEM, including any extensions or future extension mechanisms, including Supplementary Protection Certificates or the equivalent thereof, renewals, continuations, continuations-in-part, divisions, patents-of-additions, and/or re-issues thereof, which contains one or more claims covering any part of the Technology.

"Technology" shall mean the machinery, plants, panels and construction methods utilizing the systems and Technology as specified in Exhibit C, attached hereto, which Exhibit may be modified from time to time by MSEM, with prior written notice to AXIA.

"Receiving Party" shall the party which is receiving Confidential Information from the other party.

"Technical   Information"  shall  mean  unpublished   research  and  development
information, unpatented inventions, know-how, trade secrets, techniques, practices and technical data owned by or under the control of MSEM and provided by MSEM to AXIA which are necessary or useful for the commercial exploitation of Technology, and which are not generally publicly known. "Technical Information" shall not include any material that was independently developed by or on behalf of AXIA without any breach of this Agreement and without the use or benefit of the Technology or Intellectual Property of MSEM.

"Territory" and/or Territories shall mean the countries of Sri Lanka, Pakistan and, nonexclusively, parts of India, as set forth in Exhibit A, attached herein.

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2. APPOINTMENT AND RIGHTS.

     (a) Pursuant to the terms of this Agreement, MSEM hereby grants AXIA (i) an exclusive, transferable, revocable right to use, market, sell and distribute the Technology to Customers in the Territory.

     (b) AXIA may use MSEM's trademarks, service marks and trade names listed in Exhibit B, attached hereto (the "Trademarks"), in the Territory, on a non-exclusive basis only for the term of this Agreement and solely for display or advertising purposes in connection with marketing, selling, and distributing the Technology in accordance with this Agreement. AXIA shall not at any time do or permit any act to be done which may in any way impair the rights of MSEM in the Trademarks.

     (c) If AXIA receives any request from a prospective purchaser of the Technology or energy generated from the Technology located outside the
Territory, AXIA shall immediately refer that request to MSEM and MSEM and AXIA shall mutually agree to the disposition of that request.

     (d) AXIA shall all reasonable efforts to promote the sale of the Technology in the Territory.

     (e) It is the intent of the parties to this Agreement that the rights granted to AXIA under this Section 2 are contingent upon AXIA purchasing, producing and or selling a certain amount of Technology as per Schedule D of this agreement for the initial twenty-four (24) month period beginning on the Commencement Date and continuing thereafter Failure to meet such a standard shall constitute a default as defined in Section 10 (b).

3. OWNERSHIP.

     (a) AXIA acknowledges that the Intellectual Property and the Trademarks are the property of MSEM and/or MSEM's licensors and nothing in this Agreement hereby grants AXIA any ownership to the Intellectual Property (including, but not limited to, any Technology Technology, Technology-related Materials and Source Materials) or the Trademarks. MSEM shall retain all right, title and interest in and to the Intellectual Property and the Trademarks. No rights or licenses with respect to the Intellectual Property or the Trademarks are granted or deemed granted hereunder or in connection herewith.

     (b) AXIA may not, nor allow any third party, including any Customer, to (i) decompile, disassemble or reverse engineer the Intellectual Property or Technology, or (ii) remove the Intellectual Property from the Technology for any purpose whatsoever. The copyright notices and other proprietary legends shall not be removed from the Technology or any Intellectual Property. Any agreement between AXIA and Customer relating to the Technology shall specifically provide that Customer covenants to the foregoing provisions of this Section 3(b).

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     (c) AXIA may not (i) sell, market or distribute, or (ii) use (or permit any third party, including the Customers, to use) the Intellectual Property except as such Intellectual Property is used in, contained and/or embedded in the Technology.

     (d) In order to comply with MSEM's quality control  standards,  AXIA shall:
(i) use the  Trademarks  in compliance  with all relevant laws and  regulations;
(ii) obtain MSEM`s prior written approval of each such use; (iii) provide MSEM with samples of promotional materials on which the Trademarks have been affixed, in order to confirm that AXIA's use of such Trademarks is in compliance with this Agreement; and (iv) not modify any of the Trademarks in any way and not use any of the Trademarks on or in connection with any goods or services other than the Technology. Once a use is approved by MSEM for a particular trademark, AXIA shall not be required to seek permission for identical uses of such Trademark.

4. PURCHASE ORDERS, PRICING, SHIPMENT AND ACCEPTANCE.

     (a) AXIA shall provide MSEM, during the term of this Agreement, a written forecast of projected sales each December for the preceding twelve and twenty-four months. Such forecasts shall be non-binding and shall be for information purposes only.

     (b) AXIA may, from time to time, place purchase orders with MSEM. Each purchase order shall contain relevant information, including without limitation, the Technology pricing, the amount of Technology to be ordered, payment schedule, including the amount of down payment for the Technology to be advanced by AXIA, delivery location, Customer name, cancellation fees and delivery.

     (c) AXIA shall have the right at any time to request changes in the drawings, designs, specifications, quantities, and delivery schedules, methods of shipment or packaging and place of inspection or acceptance and/or point of delivery of any item in purchase orders and MSEM agrees to respond within ten
(10) business days to such request.

5. FEES.

     (a) In consideration for the licenses granted in Sections 2(a) and 2(b) above, AXIA shall pay MSEM $100,000,00 ("the Initial Fee"). This Initial Fee shall grant AXIA exclusive rights to the Territories for a 2 year period. This Initial Fee shall be waived in consideration of the terms and conditions set forth herein.

     (b) All amounts due and owing to MSEM hereunder but not paid to MSEM on the due date thereof shall bear interest (in U.S. Dollars) at the rate of the lesser of: (i) one per cent (1%) per month; and (ii) the maximum lawful interest rate permitted under applicable law unless (a) MSEM is in breach of this Agreement relating to the particular purchase order or (b) the parties are in a good faith dispute regarding the Technology for which payment is due. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

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     (c) All payments due hereunder  shall be paid in U.S.  dollars and shall be originated from a United States bank located in the United States and shall be made by bank wire transfer in available funds to such account as MSEM shall designate before such payment is due. For the sole purpose of calculating royalties due to MSEM for sales by AXIA in any currency other than US dollars, such currency shall be converted to US dollars and shall be calculated using the appropriate foreign exchange rate for such currency quoted by the WALL STREET JOURNAL, on the close of business on the last business day of each month for payments under and 5 (c).

     (d) Taxes now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon MSEM and measured by the gross or net income of MSEM) shall be the responsibility of AXIA, and if paid or required to be paid by MSEM, the amount thereof shall be added to and become a part of the amounts payable by AXIA hereunder.

     (e) AXIA agrees that for a period of two years after delivery of each written statement referred to in Section 5(d), AXIA shall keep at its principal place of business complete records of applicable revenues generated by AXIA and other information necessary to permit MSEM to confirm the accuracy of the revenues generated, and to make regular entries in such records at its earliest business convenience for the purpose of determining the revenues generated by AXIA pursuant to Section 5(d) above. For the sole purpose of verifying AXIA's performance of AXIA's obligation to make payments hereunder, MSEM will have the right to examine AXIA's records reflecting such revenue generated and other information, provided, that such examination is made within two years after the close of the calendar year in respect of which AXIA's records are being examined, conducted during AXIA's normal business hours, made after thirty (30) days' advance written notice to AXIA and limited to no more than one (1) examination in any calendar year. The results of such examination shall be made available to both parties but shall be AXIA's Confidential Information. MSEM shall bear the full cost of the performance of any such examination, unless such examination discloses a variance of more than ten percent (10%) from the amount paid as per the original report or payment calculation. In such case, AXIA shall bear the cost of the examination. AXIA or MSEM shall promptly pay to the other party any variance disclosed in any such examination, including the reasonable cost of examination as may be applicable.

6. RELATIONSHIP OF THE PARTIES.

     (a) AXIA shall be considered an independent contractor of MSEM. The relationship between MSEM and AXIA shall not be construed to be that of employer and employee, nor to constitute an agency of any kind. Neither party shall have any right to enter into any contracts or commitments in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever. AXIA shall be solely responsible for the payment of all compensation to AXIA's employees, and agents, including provisions for employment taxes, workmen's compensation and any similar taxes associated with employment of AXIA's personnel. AXIA's employees shall not be entitled to any benefits paid or made available by MSEM to its employees.

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     (b) AXIA shall pay all of its expenses in  connection  with this  Agreement and the transaction contemplated hereby, including without limitation all marketing costs, distribution costs, travel, lodging and entertainment expenses, incurred in connection with its activities hereunder. MSEM shall not reimburse AXIA for any of those expenses.

     (c) In addition, AXIA shall not obligate or purport to obligate MSEM by issuing or making any affirmations, representations, warranties or guaranties with respect to the Technology to any third party, other than the affirmations, representations, warranties or guaranties made by MSEM in this Agreement or in any other written document provided by MSEM for such purpose, including without limitation the Certified Performance specifications applicable to such Technology.

     (d) The parties acknowledge that MSEM has represented to AXIA its intention to produce Technology for AXIA for the markets intended by this Agreement and that the Technology are intended to meet the Certified Performance and terms of
Section 7(b).

     (e) The parties acknowledge that AXIA has represented to MSEM its intention to actively market and sell Technology to Customers in accordance with this Agreement.

7. WARRANTIES.

     (a) Each party represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and it has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged; (ii) it has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, and no consent or approval of any other person or governmental authority is required therefore and the execution and delivery of this Agreement by such party, the performance by such party of its covenants and agreements hereunder and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and legally binding obligation of such party, enforceable against it in accordance with its terms; (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the conduct or affairs of the principal officers and directors of such party does not violate any provision of the Certificate of Incorporation or By-Laws of such party or any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency; and
(iv) such party shall adhere to all applicable foreign and U.S. laws, rules and regulations, including but not limited to any laws relating to export and/or import of materials and technology and laws relating to the Foreign Corrupt Practices Act. AXIA further warrants that it has or will obtain all necessary materials needed to use and/or market, sell and distribute the Technology in the Territory. AXIA agrees and acknowledges that it will diligently monitor all applicable laws with respect to countries and territories that are or may become restricted with respect to AXIA's rights hereunder.

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     (b) MSEM warrants and represents to AXIA that the  Technology,  in the form delivered by MSEM to AXIA, shall (i) materially conform to the written Certified Performance specifications, applicable for such Technology provided by MSEM and approved by AXIA, for a period of twelve (12) months from the date of installation of such Technology by MSEM at the appropriate site, and (ii) be free and clear of all liens, claims, encumbrances and other similar restrictions (other than any security interest retained by MSEM to secure payment for the Technology).

     (c) MSEM additionally warrants and represents to AXIA (i) that it has the right enter into this Agreement, (ii) that, to its knowledge, the use of the Technology, the Intellectual Property and the Trademarks in the Field by AXIA does not infringe or misappropriate any third party's copyright, trademark or patent or any other intellectual property rights in the Territory, and (iii) that to its knowledge, there is neither pending nor threatened any claim, litigation or proceeding in any way contesting MSEM's rights to any of the Intellectual Property or any of the Technology or attacking the validity or enforcement of the Intellectual Property.

     (d) In the event of a breach of any warranty specified in Section 7(b)(i) above, MSEM shall, at AXIA's option, (i) correct such non-conformity, (ii) replace the nonconforming Technology or part thereof, or (iii) refund amounts paid by AXIA for such nonconforming Technology. The remedy selected by AXIA shall be its sole and exclusive remedy for breach of such warranty and is in lieu of any other remedy available hereunder or of law or in equity. AXIA shall
(y) provide MSEM with prompt written notice of any claim under Section 7(b) above, which notice must identify with particularity the specific breach of warranty; and (z) fully cooperate with MSEM in all reasonable respects relating thereto to locate and reproduce the non-conformity.

     (E) OTHER THAN AS EXPRESSLY PROVIDED FOR IN THIS SECTION 7, MSEM EXTENDS NO REPRESENTATION, WARRANTY OR CONDITION, EXPRESS OR IMPLIED, WRITTEN OR ORAL TO
AXIA AND MSEM HEREBY DISCLAIMS ALL SUCH REPRESENTATIONS, WARRANTIES AND CONDITIONS, INCLUDING ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     (f) AXIA warrants and represents to MSEM that it will comply with all applicable federal, state and local laws, in the country having jurisdiction including without limitation any environmental laws, applicable to the use of the Technology in the Field.

8. LIMITATIONS ON LIABILITY.

     (a) EXCEPT FOR THE PARTIES' INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, OR TO ANY CUSTOMERS OR OTHER THIRD PARTIES FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES ARISING OUT OF THE

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MANUFACTURE,  SALE OR  SUPPLYING  OF THE  TECHNOLOGY,  OR  FAILURE  OR  DELAY IN
SUPPLYING THE TECHNOLOGY, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

     (b) EXCEPT FOR THE PARTIES' INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY'S LIABILITY ARISING OUT OF THIS
AGREEMENT, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EXCEED THE GREATER OF (I) THE AGGREGATE PRICE PAID BY AXIA FOR TECHNOLOGY UNDER THIS AGREEMENT FOR THE IMMEDIATE TWELVE (12) MONTH PERIOD PRIOR TO THE CLAIM THAT GAVE RISE TO THE LIABILITY, OR (II) THE PRICE PAID BY AXIA FOR THE TECHNOLOGY GIVING RISE TO SUCH LIABILITY.

     (c) IN NO EVENT WILL MSEM BE LIABLE HEREUNDER TO AXIA, CUSTOMERS OR OTHER THIRD PARTIES FOR ANY OF THE FOLLOWING: (I) DAMAGES CAUSED BY AXIA'S FAILURE TO PERFORM ITS COVENANTS AND RESPONSIBILITIES; (II) DAMAGES CAUSED BY IMPROPER OR DEFECTIVE INSTALLATIONS OF THE TECHNOLOGY. (III) DAMAGES CAUSED BY THE SUPPLY OF TECHNOLOGY BY AXIA FOR USE IN, OR THE USE OF THE TECHNOLOGY IN, ANY SYSTEM OR CONFIGURATION NOT DESIGNED TO ---- STANDARDS, OR ANY SYSTEM OR CONFIGURATION FOR WHICH AXIA OR ANY CUSTOMER HAS SUBSTITUTED MATERIALS AND/OR GOODS NOT SPECIFIED BY MSEM; (IV) DAMAGES DUE TO DETERIORATION DURING PERIODS OF STORAGE BY AXIA OR THE CUSTOMERS; OR (VI) ANY ACCIDENT, NEGLECT, DISASTER, OR MISUSE WHICH DIRECTLY OR INDIRECTLY AND CAUSES THE FAILURE OF THE TECHNOLOGY.

     (d) The limitations of liability reflect the allocation of risk between the parties. The limitations specified in this Section 8 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

     (e) An action for breach of this Agreement may not be brought by MSEM or AXIA more than one (1) year after the cause of action has accrued.

9. INDEMNIFICATION.

     (a) MSEM shall indemnify, defend and hold harmless AXIA and its respective officers, directors, shareholders, and employees, (collectively "AXIA Indemnitees") against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs awarded against AXIA by a court of competent jurisdiction pursuant to a final judgment in favor of a third party claimant, that arise out of (i) any claim that AXIA's authorized use of the Technology hereunder the Intellectual Property, or any part thereof, infringes or violates any such third party's copyrights, trademarks, patents, or any other intellectual property rights in

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the  Territory,  and (ii) any grossly  negligent  act or  omission of MSEM,  its authorized agents or subcontractors.

Should the Intellectual Property, or any part thereof, become or in MSEM's reasonable opinion, upon consultation with counsel, be likely to become the subject of any infringement claim for which MSEM is obligated to indemnify AXIA pursuant this Section 9(a), then MSEM may, without additional cost to AXIA and in MSEM's sole discretion, following discussion with AXIA, (a) procure for AXIA the right to continue using the Technology or Intellectual Property without liability of any kind; (b) modify the Technology or Intellectual Property so they are not infringing without loss of functionality or increased costs of use, operation or maintenance; and/or (c) replace the infringing portions of the Technology or Intellectual Property with non-infringing substitutes without loss of functionality or increased costs of use, operation or maintenance

MSEM shall have no obligation under Section 9(a) or other liability for any infringement or misappropriation claim resulting or alleged to result from: (i) use of the Technology in any system or configuration not designed to MSEM's standards, or any system or configuration for which AXIA or any Customer has substituted materials and/or goods not specified in writing by MSEM; or (ii) AXIA's continuing the allegedly infringing activity after being notified thereof and provided with modifications that would have avoided the alleged infringement. This Section 9 sets forth the exclusive remedy and entire liability and obligation of each party with respect to intellectual property infringement or misappropriation claims, including patent or copyright infringement claims and trade secret misappropriation.

     (b) MSEM's obligation to indemnify, defend and hold harmless set forth above in this Section 9 will not apply unless AXIA (i) promptly notifies MSEM of any matters in respect of which the indemnity may apply and of which AXIA has knowledge; and (ii) gives MSEM full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that MSEM shall not settle any such claim or action without the prior written consent of AXIA (which shall not be unreasonably withheld or delayed); and (iii) cooperates with MSEM, at MSEM's cost and expense, in the defense or settlement thereof. AXIA may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring and non-controlling basis.

10. TERM AND TERMINATION.

     (a) The term of this Agreement shall begin on the Commencement Date and shall expire for purposes of the rights granted to AXIA for use or marketing of the Technology, and any and all other rights this Agreement bestows on AXIA, two
(2) years after the Commencement Date, with an automatic right to renew for an additional two (2) years on the basis that the minimum annual sales volume as set forth in Attachment D is maintained during each of the previous two years, unless terminated earlier for non performance pursuant to the terms of Section 5

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or the terms of this  Section 10. The Parties  intend to negotiate in good faith for an extension of the term of this Agreement prior to its lapse.

     (b) The parties hereto may terminate this Agreement by mutual written consent. Such termination shall be effective 60 days after such a determination or upon such other date as the parties may mutually agree upon in writing.

     (c) The failure by either party to comply with any of the material obligations contained in this Agreement shall entitle the other party to give to the party in default written notice specifying the nature of the default and requiring such party to cure such default. If such default is not cured within sixty (60) days (or, if such default cannot be cured within such sixty (60) day period and the party in default does not commence and diligently continue actions to cure such default), the notifying party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, to all remedies available to it by law or in equity, including without limitation, the termination of this Agreement.

     (d) Either party shall have the right to terminate this Agreement in the event that the other party violates any law, rule or regulation, including those specified in Section 7(a) above.

     (d) Either party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement by written notice to the other party in the event the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, or similar process against any substantial part of the property of the other party, and any such event shall have continued for sixty (60) days un-dismissed, un-bonded and un-discharged.

     (e) In the event of any termination of this Agreement, except as otherwise provided herein, (i) all rights granted to AXIA pursuant to Sections 2(a), 2(b) and 2(c) shall immediately terminate, except to the extent required to ensure that all Technology uses by AXIA 's Customers prior to termination shall continue under their terms and conditions, and AXIA shall cease practicing such rights and licenses immediately (other than delivering Technology to Customers who have placed an order with AXIA); (ii) both parties shall promptly return the other party's Confidential Information; (iii) AXIA shall provide MSEM a list of all potential Customers to whom AXIA was soliciting, having discussions or marketing the Technology; and (iv) MSEM shall have a first right to purchase all or portions of the inventory of Technology that AXIA has accumulated.

     (f) Any termination under this Agreement shall be without prejudice to the rights and remedies of either party with respect to any provisions of this

Agreement or arising out of breaches prior to such termination and shall not relieve either of the parties of any obligation or liability accrued hereunder prior to such termination, including without limitation, indemnity obligations, nor rescind or give rise to any right to rescind anything done or any payments made or other consideration given hereunder prior to the time of such termination and shall not affect in any manner any vested rights of either party arising out of this Agreement prior to such termination.

     (g) Notwithstanding anything else in this Agreement to the contrary, the parties agree that Sections 1, 3, 5, 6, 7, 8, 10, 11, 12, 14(d) and 14(i) shall survive the termination or expiration of this Agreement, as the case may be.

11.  CONFIDENTIALITY.


     (a) Receiving Party may not disclose or divulge the Disclosing Party's Confidential Information to third parties and shall treat such information as Receiving Party treats its own Confidential Information but in no event in less than a degree of care that is a reasonable. The Receiving Party may disclose Confidential Information its employees (i) who are required to know such information in connection with the permitted use of such information hereunder and (ii) who are bound by customary non-use and confidentiality obligations as set forth in this Section 11.

     (b) In the event the Receiving Party must divulge the Disclosing Party's Confidential Information pursuant to applicable laws, rules or regulations or pursuant to a court order, the Receiving Party shall promptly notify the Disclosing Party of such required disclosure and Receiving Party shall only provide the minimum required amount of Confidential Information to be in compliance with such applicable laws, rules, regulations or court order.

     (c) Each party acknowledges that the breach or threatened breach of Sections 2(a), 2(b), 2(c), 3 and 11 will result in irreparable injury to the other party and that, in addition to its other remedies, the other party shall be entitled to injunctive relief to restrain any threatened or continued breach of such Sections in any court of competent jurisdiction.

12.  INSURANCE.

     (a) AXIA shall maintain relevant insurance policies, including but not limited to general liability and workers' compensation and sufficient amounts of insurance coverage to cover any liabilities, claims or damages that may arise under this Agreement. Such insurance shall be maintained throughout the term of this Agreement. AXIA agrees that each insurance policy shall: (i) be maintained with an insurer having a rating of at least an A- in the most currently available Best's Insurance Reports.

     (b) MSEM shall maintain relevant insurance policies, including but not limited to general liability and workers' compensation and sufficient amounts of insurance coverage to cover any liabilities, claims or damages that may arise under this Agreement. Such insurance shall be maintained throughout the term of this Agreement. MSEM agrees that each insurance policy shall: (i) be maintained with an insurer having a rating of at least an A- in the most currently available Best's Insurance Reports; (ii) name AXIA as an additional insured and additional loss payee, where applicable; and (iii) shall provide for at least thirty (30) days' prior notice to AXIA in the event of any modification or cancellation.

13.  MISCELLANEOUS.

     (a) This Agreement supersedes and cancels any previous agreements or understandings, whether oral, written or implied, heretofore in effect and sets forth the entire agreement between the parties with respect to the subject matter hereof. No amendment, modification or change may be made to this Agreement except by written instrument duly signed by a duly authorized representative of each party.

     (b) The parties hereto agree to execute and deliver such other documents, instruments and agreements and to take such other action as may be necessary, proper or appropriate to carry out the terms of this Agreement.

          (1) This Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by MSEM or AXIA without the prior written consent of the other party, which consent will not be unreasonably withheld. However, MSEM or AXIA shall be permitted to assign its rights and obligations hereunder to its subsidiaries or affiliates so long as the assigning party indemnifies the other for any such assignment.

     (c) This Agreement shall be governed by and/or construed in accordance with the laws of the State of California without regards to conflicts of laws provisions. Both parties agree to submit to the exclusive jurisdiction of the state and federal courts of the State of California.

     (d) All notices given under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses set forth above to the attention of the President on behalf of AXIA and MSEM on behalf of MSEM. Either party may change its address or contact person for purposes of this Agreement by giving the other party written notice of its new address or contact person. Notice may be given or made by registered mail or overnight delivery via a recognized courier, return receipt requested.

     (e) The failure of either party to enforce any of its rights hereunder or at law shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against the other Party, unless such waiver is in writing and signed by the party to be charged

     (f) Neither party shall be liable in damages, or shall be subject to termination of this Agreement by the other party, for any delay or default in performing any obligation hereunder (other than payment obligations) if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of that party; provided that, in order to excuse its delay or default hereunder, a party shall notify the other of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof; and provided, further, that within fifteen (15) calendar days after the termination of such occurrence or cause, such party shall give notice to the other party specifying the date of termination thereof. For the purposes of this
Section 14(g), a "cause beyond the reasonable control" of a party shall include, without limiting the generality of the phrase, any act of God, act of any government or other authority or statutory undertaking, acts of terrorism, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

     (g) The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

     (h) If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect.

     (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (j) In the event a dispute arises regarding this Agreement, the prevailing Party shall be entitled to its reasonable attorney's fees and expenses incurred in addition to any other relief to which it is entitled.

     (k) The persons executing this Agreement on behalf of the parties hereto represent and warrant that they have the authority from their respective governing bodies to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.

     (l) This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal as of the date indicated above.

Motorsports Emporium,  Inc.             AXIA Group, Inc.


By /s/ Kenneth Yeung                    By /s/ Jeffrey Flannery
  ---------------------------             ---------------------------

Title President                         Title CEO
     ------------------------                ------------------------

                                        IBT, Inc.


                                        By /s/ Jeffrey Flannery
                                          ---------------------------
                                        Title CEO
                                             ------------------------

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
EXHIBIT A: TERRITORIES

1. EXCLUSIVE TERRITORIES

     a.   Sri Lanka

2. NONEXCLUSIVE TERRITORIES

     a.   India
     b.   Pakistan


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
SCHEDULE B: DESCRIPTION OF TECHNOLOGY

The Components of the panel are:

     1.   A lightweight  high tensile treated  galvanized  steel wire cage.
     2.   A core of expanded  polystyrene
     3. Connected and held in place by a logical series of treated galvanized trusses
     4. A coat of Portland cement either gun or manually applied to both sides.

TECHNICAL DESCRIPTION

The panels consist of vertical, 3" deep No.14 gauge high tensile steel (HTS) wire trusses spaced at 2"centers with preformed 2 1/4" thick insulative foam strips between. The assembly is held together with No.14 gauge horizontal wires on each face at 2" centers welded to the truss chords.

The horizontal wires and vertical truss chords project approximately 3/8" beyond each polystyrene foam face to permit embedment with a 7/8" (Minimum) thick concrete finish applied to each face after erection on the site.

The panels are manufactured in 4' widths, 9' lengths and can be cut in increments of 2". The nominal thickness of the panel wire frame is 3", resulting in a finished wall thickness, after plastering, of 4" or more.

MATERIAL SPECIFICATIONS

WIRE : No.14 gauge panel wire conforming to ASTM A-82 and U.B.C. Standard 21-10.

POLYSTYRENE BOARD: CLASS 1, in accordance with Section 802.2 and Table 8-A of the U.B.C. at 1-pound per cubic foot density.

POLYSTYRENE BOARD: CLASS 1, in accordance with Section 802.2 and Table 8-A of the U.B.C. at 2-pound per cubic foot density.

PORTLAND CEMENT: Complies with ASTM C-150 and U.B.C. Standard No.19-1.

AGGREGATE: Complies with ASTM C 35-70 and C 897.

CONCRETE : A mixture of Portland Cement and aggregate complying with Table 25-=F of the U.B.C. The concrete must have a minimum 28 day compressive strength of 3,000 psi or greater, as required by design based on testing of three 4" cubes in accordance with ASTM C 109.

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
SCHEDULE D BUSINESS PERFORMANCE

Annual minimum Gross Sales of AXIA will be as follows:

     Year One     $1,000,000
     Year Two     $1,500,000
     Year Three   $1,750,000
     Year Four    $2,000,000
     Year Five    $2,200,000

SCHEDULE E - SUPPLEMENTAL FEE

For each additional country to be added as an Exclusive Territory to this Agreement, AXIA shall pay MSEM a Supplemental Fee.

The payment shall be based on the following formula

     1. Population at the time the license is extended for the country requested by AXIA
     2.   divided by 1,000,000
     3.   times $100,000

Using an example of a country with a population of 40,000,000 the fee would be calculated as follows:

40,000,000 / 1,000,000 = 40 x $100,000 = $4,000,000 fee

Such fee would be paid as follows:

     * $100,000 at the time AXIA nominates the country as an additional exclusive licensee
     *    $250,000 upon the  Commencement  Date in the new territory
     *    $250,000 upon introduction of Plant
     *    Balance payable within 24 months from initial payment


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